SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

                         Date of Report: March 13, 2002

                                 Travlang, Inc.
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               (Exact name of registrant as specified in charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

          0-14026                                       13-3174562
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(Commission File Number)                                   (IRS
Employer Identification No.)

2 Hashiloach St., Petach Tikva, Israel                                 49170
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code:  011 972 397 10548
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Item 1.  Changes in Control of Registrant

         On March 13, 2002, the Registrant completed the acquisition of Sec2wireless, Inc., a Delaware corporation ("Sec2w"). The transaction was consummated pursuant to a Stock Purchase Agreement (the "Agreement") that was entered into by and among the Registrant and Sec2w dated as of January 17, 2002, as amended. Pursuant to the Agreement, the former shareholders of Sec2w received 80,379 shares of Series B Preferred Stock of the Registrant, which shares are convertible into an aggregate of 80,379,000 shares of the Registrant's common stock.

Item 2.  Acquisition or Disposition of Assets

         Upon the consummation of the transaction described in Item 1, the Registrant acquired all of the outstanding capital stock of Sec2w. Sec2w is developing user-friendly wireless security and authentication solutions for the mobile computing and cellular telecommunications industries. Sec2w's goal is to provide an end-to-end solution with a single point of authentication catering to all methods and devices of mobile computing. Sec2w's proprietary servers can be installed at cellular operator sites and internet service providers, as well as governments and global enterprises. Sec2w's solution can be employed over most currently used platforms and computer environments, using any authentication method and device, over most communication infrastructure. Sec2w employs a motivated group of technical and business personnel, many of whom acquired their technological experience during the service in military intelligence units of the Israeli army and with technology companies specializing in advanced telecommunication security technologies.

         Upon consummation of the transaction described in Item 1, Shmuel Weiss and Lucien Geldzahler were appointed as directors of the Registrant. Mr. Weiss specializes in command and control systems and has experience managing international projects, business development, technology development and marketing. Mr. Geldzahler studied business administration, engineering management and industrial engineering. He has been a management consultant to industrial and high-tech companies.

Item 3.  Bankruptcy or Receivership

         None

Item 4.  Changes in Registrant's Certifying Accountant

         On March 13, 2001, the Registrant terminated the client-auditor relationship between the Registrant and Daszkal Bolton LLP ("DB"), and the Registrant engaged Chaikin Cohen Rubin & Gilboa ("CCRG") as its independent auditors for the fiscal year ended December 31, 2002. The decision to engage CCRG was approved by the Board of Directors of the Registrant, upon the recommendation of the Audit Committee of the Board of Directors. DB's reports on the consolidated financial statements of the Registrant for fiscal years 2001 and 2000 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles except that the report was modified as to uncertainty and contained a disclosure stating that the financial statements were prepared based on the assumption that

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the Registrant would continue as a going concern. During fiscal years 2001 and
2000, there were no disagreements with DB regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of DB, would have caused DB to make reference to the subject matter of the disagreements in connection with its report. The Registrant requested that DB furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter, dated April 1, 2002, has been filed as Exhibit 1 to this current report on Form 8-K.

Item 5.  Other Events

         None

Item 6.  Registrations of Resignations of Registrant's of Directors

         None

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         The Registrant and it's new accountants were unable to complete the required audited financial statements required to be filed on this Form 8-K. In accordance with Paragraph (a)(4) of Item 7 to Form 8-K, the Registrant will file an amendment to this report on or before May 27, 2002. Such amendment will contain the required audited financial statements.

         Attached as Exhibit 1 hereto is a letter dated April 1, 2002 from Daszkal Bolton LLP.

         Attached as Exhibit 2 hereto is a letter dated March 29, 2002 from Daszkal Bolton LLP.

Item 8.  Change in Fiscal Year.

         None

Item 9.  Regulation FD Disclosure

         None


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     TRAVLANG, INC.

                                                     By: /s/ Lucien Geldzahler
                                                         -----------------------
                                                         Name: Lucien Geldzahler
                                                         Title:   President
Dated:  April 11, 2002



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